You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. WYNDHAM WORLDWIDE CORPORATION *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2015. WYNDHAM WORLDWIDE CORPORATION ATTN: EVA JOSEPH 22 SYLVAN WAY PARSIPPANY, NJ 07054 Meeting Information Meeting Type: Annual Meeting For holders as of: March 19, 2015 Date: May 14, 2015 Time: 11:30 AM EDT Location: Wyndham Worldwide Corporation 22 Sylvan Way Parsippany, New Jersey 07054 See the reverse side of this notice to obtain proxy materials and voting instructions. M87800-P60542

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2015 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents for this meeting or future meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 1. Notice and Proxy Statement 2. 2014 Annual Report to Shareholders Proxy Materials Available to VIEW or RECEIVE: M87801-P60542 .XXXX XXXX XXXX XXXX .XXXX XXXX XXXX XXXX .XXXX XXXX XXXX XXXX

Voting Items M87802-P60542 2. Advisory vote to approve the Wyndham Worldwide Corporation executive compensation program. 3. Ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal year 2015. NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting. 1. Election of Directors Nominees The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3: 01) Stephen P. Holmes 02) Myra J. Biblowit 03) James E. Buckman 04) George Herrera 05) The Right Honourable Brian Mulroney 06) Pauline D.E. Richards 07) Michael H. Wargotz

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